UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 1, 2016

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

GreenHunter Resources, Inc. (the “Company”) and certain of its subsidiaries, namely, GreenHunter Water, LLC; Hunter Disposal, LLC, Ritchie Hunter Water Disposal, LLC, Hunter Hauling, LLC, White Top Oilfield Construction, LLC, Blackwater Services, LLC, Virco Realty, LLC, Little Muskingum Drilling, LLC LLC LLC LLC, Blue Water Energy Solutions, LLC, GreenHunter Wheeling Barge, LLC, GreenHunter Environmental Solutions, LLC, and MAG Tank Hunter, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Texas, Fort Worth Division (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption In re GreenHunter Resources, Inc., et al Case No. 16-40956-11. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors anticipate that they will conduct a Section 363 sale of substantially all of the Debtor’s assets pursuant to the Bankruptcy Code with an anticipated closing date of May 5, 2016.

In connection with the Chapter 11 Cases, on March 1, 2016, the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a contemplated Debtor-in-Possession Credit Facility (the “DIP Credit Facility”). The DIP Credit Facility, if approved by the Bankruptcy Court, provides for senior secured super priority term loans in the aggregate principal amount of approximately $3.5 million.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constituted an event of default that accelerated the payment of the Company’s and Filing Subsidiaries obligations under the following debt instruments (the “Debt Instruments”):

1)     Real Estate Lien Note, dated November 30, 2007 between PlainsCapital Bank and the Company.

2)     Commercial Loan Agreement, dated March 13, 2013, between Main Street Bank Corp and GreenHunter Wheeling Barge.

3)     Convertible Promissory Note, dated February 17, 2012 between Triad Hunter LLC and the Company.

4)     Business Loan Agreement, dated December 26, 2012, between WesBanco Bank, Inc. and GreenHunter Water, LLC and Hunter Disposal LLC.

5)     Business Loan Agreement, dated May 17, 2012, between WesBanco Bank, Inc. and GreenHunter Water, LLC and Hunter Disposal LLC.

6)     Business Loan Agreement, dated July 25, 2013, between WesBanco Bank, Inc. and GreenHunter Water, LLC and Hunter Disposal LLC.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. However, any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: March 4, 2016	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary